CONFORMIS, INC.
RESTRICTED STOCK UNIT AGREEMENT

Inducement Grant
Conformis, Inc. (the “Company”) hereby grants the following restricted stock units. The terms and conditions attached hereto are also a part hereof.
Notice of Grant

Name of recipient (the “Participant”):	Michael Fillion
Grant Date:	April 1, 2022
Number of Restricted Stock Units (“RSUs”) granted:	425,000
Vesting Start Date:	April 1, 2022
Vesting Schedule:

8% of the RSUs	April 1, 2023
10% of the RSUs	April 1, 2024
15% of the RSUs	April 1, 2025
20% of the RSUs	April 1, 2026
20% of the RSUs	April 1, 2027
15% of the RSUs	April 1, 2028
8% of the RSUs	April 1, 2029
4% of the RSUs	April 1, 2030
Except as provided herein, all vesting is dependent on the Participant continuing to perform services for the Company, as provided herein.

This grant of RSUs satisfies in full all commitments that the Company has to the Participant with respect to the issuance of stock, stock options or other equity securities.

Participant	Conformis, Inc.
Michael Fillion	By: Mark Augusti President & CEO
Street Address
City/State/Zip Code

Conformis, Inc.
Restricted Stock Unit Agreement
Incorporated Terms and Conditions
For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:
1.Award of Restricted Stock Units.
In consideration of services to be rendered to the Company, by the Participant, the Company has granted to the Participant, subject to the terms and conditions set forth in this Restricted Stock Unit Agreement (this “Agreement”), an award with respect to the number of restricted shares units (the “RSUs”) set forth in the Notice of Grant that forms part of this Agreement (the “Notice of Grant”). Each RSU represents the right to receive one share of common stock, $0.00001 par value per share, of the Company (the “Common Stock”) upon vesting of the RSU, subject to the terms and conditions set forth herein.

The RSUs evidenced by this Agreement were granted to the Participant pursuant to the inducement grant exception under Nasdaq Stock Market Rule 5635(c)(4), and not pursuant to the Company’s 2015 Stock Incentive Plan or any other equity incentive plan of the Company, as an inducement that is material to the Participant entering into employment with the Company.

2.Vesting Schedule.
The RSUs shall vest in accordance with the vesting schedule set forth on the Notice of Grant. Notwithstanding anything to the contrary in this Agreement, this award of RSUs shall be subject to the accelerated vesting provisions set forth in Section 3.5 of that certain employment agreement by and between the Company and the Participant dated as of March 21, 2022 (the “Employment Agreement”)
Upon the vesting of the RSUs, the Company will deliver to the Participant, for each RSU that becomes vested, one share of Common Stock, subject to the payment of any taxes pursuant to Section 6. The Common Stock will be delivered to the Participant as soon as practicable following each vesting date, but in any event within 30 days of such date.

3.Forfeiture of Unvested RSUs Upon Cessation of Service.
    In the event that the Participant ceases to perform services to the Company for any reason or no reason, with or without cause, all of the RSUs that are unvested as of the time of such cessation shall be forfeited immediately and automatically to the Company, without the payment of any consideration to the Participant, effective as of such cessation. The Participant shall have no further rights with respect to the unvested RSUs or any Common Stock that may have been issuable with respect thereto. If the Participant provides services to a subsidiary of the Company, any references in this Agreement to provision of services to the Company shall instead be deemed to refer to service with such subsidiary.
4.Transfer Restrictions; Clawback.
(a)The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any RSUs, or any interest therein; provided, however, that the Board may permit for the gratuitous transfer of this award of RSUs by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to this award of RSUs to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of this award of RSUs. Reference to the Participant in this Agreement, to the extent relevant in context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 4 shall be deemed to restrict a transfer to the Company.
(b)In accepting these RSUs, the Participant agrees to be bound by any clawback policy that the Company has in place or may adopt in future.
5.Rights as a Stockholder.
The Participant shall have no rights as a stockholder of the Company with respect to any shares of Common Stock that may be issuable with respect to the RSUs until the issuance of the shares of Common Stock to the Participant following the vesting of the RSUs.
6.Tax Matters.
(a)Acknowledgments; No Section 83(b) Election. The Participant acknowledges that he or she is responsible for obtaining the advice of the Participant’s own tax advisors with respect to the award of RSUs and the Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with respect to the tax consequences relating to the RSUs. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s tax liability that may arise in connection with the acquisition, vesting and/or disposition of the RSUs. The Participant acknowledges that no election under Section 83(b) of the Internal Revenue Code, as amended, is available with respect to RSUs.
(b)Withholding. The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state, local or other taxes of any kind required by law to be withheld with respect to the vesting of the RSUs. At such time as the Participant is not aware of any material nonpublic information about the Company or the Common Stock, the Participant shall execute the instructions set forth in Exhibit A attached hereto (the “Automatic Sale Instructions”) as the means of satisfying such tax obligation. If the Participant does not execute the Automatic Sale Instructions prior to an applicable vesting date, then the Participant agrees that if under applicable law the Participant will owe taxes at such vesting date on the portion of the Award then vested the Company shall be entitled to immediate payment from the Participant of the amount of any tax required to be withheld by the Company. The Company shall not deliver any shares of Common Stock to the Participant until it is satisfied that all required withholdings have been made.
7.Adjustments for Changes in Common Stock and Certain Other Events.
(a)Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the number and class of securities subject to the RSUs shall be equitably adjusted by the Company in the manner determined by the Board.

(b) Reorganization Events. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company. In connection with a Reorganization Event, the Board may take any one or more of the following actions with respect to the RSUs (or any portion thereof) on such terms as the Board determines: (i) provide that the RSUs shall be assumed, or substantially equivalent RSUs shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to the Participant, provide that the unvested portion of the RSUs will terminate immediately prior to the consummation of such Reorganization Event, (iii) provide that restrictions applicable to the RSUs shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to the Participant with respect to the RSUs equal to (A) the number of shares of Common Stock subject to the vested portion of the RSUs (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) any applicable tax withholdings, in exchange for the termination of the RSUs, (v) provide that, in connection with a liquidation or dissolution of the Company, the RSUs shall convert into the right to receive liquidation proceeds (if applicable, net of any applicable tax withholdings) and (vi) any combination of the foregoing.
For purposes of clause (i) above, the RSUs shall be considered assumed if, following consummation of the Reorganization Event, the RSUs confer the right to receive, for each RSU immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.
8.Miscellaneous.
(a)No Right To Employment or Other Status. The award of these RSUs shall not be construed as giving the Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with the Participant free from any liability or claim hereunder, except as otherwise expressly provided herein or provided for in the Employment Agreement.
(b)Amendment.  The Board may, from time to time, amend, modify or terminate this Agreement.  Notwithstanding the foregoing, the Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant, or (ii) the change is permitted under Section 7 hereof or by the Employment Agreement.
(c)Acceleration.  The Board may at any time provide that this award of RSUs shall become immediately vested in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.
(d)Conditions on Delivery of Stock.  The Company will not be obligated to deliver any shares of Common Stock pursuant to this Agreement until (i) all conditions of this Agreement have been met to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.
(e) Administration by Board.  The Board will administer this Agreement and may construe and interpret the terms hereof.  The Board may correct any defect, supply any omission or reconcile any inconsistency in this award of RSUs in the manner and to the extent it shall deem expedient to carry this Agreement into effect and it shall be the sole and final judge of such expediency.  All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on the Participant. No individual acting as a director, officer, employee or agent of the Company will be liable to the Participant or any other person for any claim, loss, liability, or expense incurred in connection with this award of RSUs, nor will such individual be personally liable with respect to this award of RSUs because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of this award of RSUs has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the award of RSUs unless arising out of such person’s own fraud or bad faith.
(f) Appointment of Committees.  To the extent permitted by applicable law, the Board may delegate any or all of its powers hereunder to one or more committees or subcommittees of the Board (a “Committee”).  All references herein to the “Board” shall mean the Board or a Committee to the extent that the Board’s powers or authority hereunder have been delegated to such Committee.
(g)Entire Agreement.  This Agreement, together with the Employment Agreement, constitutes the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter hereof.
(h)Section 409A. The RSUs awarded pursuant to this Agreement are intended to be exempt from or comply with the requirements of Section 409A of the Internal Revenue Code and the Treasury Regulations issued thereunder (“Section 409A”). The delivery of shares of Common Stock on the vesting of the RSUs may not be accelerated or deferred unless permitted or required by Section 409A.
(i)Participant’s Acknowledgements. The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; and (iv) is fully aware of the legal and binding effect of this Agreement.
(j)Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

Exhibit A
Automatic Sale Instructions

The undersigned hereby consents and agrees that any taxes due on a vesting date as a result of the vesting of RSUs on such date shall be paid through an automatic sale of shares as follows:

(a)Upon any vesting of RSUs pursuant to Section 2 hereof, the
(b)Company shall arrange for the sale of such number of shares of Common Stock issuable with respect to the RSUs that vest pursuant to Sections 2 or 3 as is sufficient to generate net proceeds sufficient to satisfy the Company’s minimum statutory withholding obligations with respect to the income recognized by the Participant upon the vesting of the RSUs (based on minimum statutory withholding rates for all tax purposes, including payroll and social security taxes, that are applicable to such income), and the Company shall retain such net proceeds in satisfaction of such tax withholding obligations.
(c)The Participant hereby appoints the [TITLE] and/or the [TITLE] of the Company his attorney in fact to sell the Participant’s Common Stock in accordance with this Schedule A. The Participant agrees to execute and deliver such documents, instruments and certificates as may reasonably be required in connection with the sale of the Shares pursuant to this Exhibit A.
(d)The Participant represents to the Company that, as of the date hereof, he or she is not aware of any material nonpublic information about the Company or the Common Stock. The Participant and the Company have structured this Agreement, including this Schedule A, to constitute a “binding contract” relating to the sale of Common Stock, consistent with the affirmative defense to liability under Section 10(b) of the Securities Exchange Act of 1934 under Rule 10b5-1(c) promulgated under such Act.
The Company shall not deliver any shares of Common Stock to the Participant until it is satisfied that all required withholdings have been made.

                        _______________________________

                        Participant Name: ________________

                            Date: __________________________